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Exhibit 10.3

                                                                 April 14, 2003

George Abi Zeid
320 Frost Pond Road
Old Brookville, NY 11545

Dear George:

         Reference is made to (i) the 12% senior note held by you (herein, "you" or the "Holder") in the principal amount of $2,682,964 issued by EasyLink Services Corporation ("EasyLink") (the "Note") and (ii) the Debt Exchange Agreement between you and EasyLink dated as of April 10, 2003 (the "Debt Exchange Agreement"). Capitalized terms used herein shall have the respective meanings ascribed to such terms in the Note or the Debt Exchange Agreement.

         The undersigned hereby agrees that, upon the closing of the Transfer under the Debt Exchange Agreement, all accrued but unpaid interest on the Note through April 1, 2003 ($283,504.37) shall capitalized into a promissory note in the form attached hereto (the "Interest Note"). The calculation of all accrued paid and unpaid interest on the Note from the original date of issuance is attached hereto. EasyLink agrees that it shall execute and deliver the Interest Note upon the closing of the Transfer.

         If you are in agreement with the foregoing, kindly sign and deliver a copy of this letter to the undersigned.

                            Very truly yours,

                            EASYLINK SERVICES CORPORATION

                            By s/David Ambrosia
                               ------------------------------------------------
                            Name: David Ambrosia
                            Title: Executive Vice President and General Counsel

Accepted and Agreed as of the date first above written:


s/George Abi Zeid
----------------------------
George Abi Zeid


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THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                         EASYLINK SERVICES CORPORATION
                                PROMISSORY NOTE



$283,504.37                                            Effective: April 1, 2003

         FOR VALUE RECEIVED EASYLINK SERVICES CORPORATION, a Delaware corporation ("Company") promises to pay to GEORGE ABI ZEID ("Holder"), or its registered assigns, the principal sum of Two Hundred Eighty Three Thousand Five Hundred And Four Dollars and Thirty Seven Cents ($283,504.37), or such lesser amount as shall equal the outstanding principal amount hereof together with interest from April 1, 2003 on the unpaid principal balance at a rate equal to 12.0% per annum, computed on the basis of twelve 30 day months.

         The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which Holder, by the acceptance of this Note, agrees:

         1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

          "Affiliate," with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate," when used herein without reference to any Person shall mean an Affiliate of Company.

         "Bankruptcy Law" shall mean Title 11, U.S. Code or any similar federal, state or foreign bankruptcy, insolvency or similar law.

         "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed.

         "Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "Capital Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at the time any determination thereof is to be made shall be the amount of the liability in respect of a capital lease that would at such time be so required to be capitalized on a balance sheet in accordance with GAAP.

         "Company" includes the corporation initially executing this Note and any Person which shall succeed to or assume the obligations of Company as permitted under this Note.

         "Custodian" shall mean any custodian, receiver, trustee, assignee, sequester, liquidator or similar official under any Bankruptcy Law.

         "Default Rate" has the meaning given in Section 16 hereof.

         "Event of Default" has the meaning given in Section 6 hereof.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

         (a) to purchase such indebtedness or obligation or any property constituting security therefor;


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         (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

         (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

         (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

         In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "Holder" shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note. "Indebtedness" with respect to any Person means, at any time, without duplication,

         (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

         (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

         (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

         (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

         (e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

         (f) Swaps of such Person; and

         (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

         Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

         "Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "Material Subsidiary" means any Subsidiary of the Company which at the date of determination is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof).
 "Obligations" shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the other Operative Agreements, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

         "Operative Agreements" shall mean that certain Debt Exchange Agreement dated as of April 10, 2003 by and between Holder and Company and any and all agreements and documents to be executed and delivered in connection therewith.


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          "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "Preferred Stock" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "Prepayment Notice" has the meaning given in Section 3 hereof.

         "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if a 50% or more interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "Swaps" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "Trading Day" shall mean (a) if the applicable security is quoted on the NASDAQ National Market, a day on which trades may be made thereon, (b) if the applicable security is listed or admitted for trading on the NYSE or another national securities exchange, a day on which the NYSE or such other national securities exchange is open for business or (c) if the applicable security is not so listed, admitted for trading or quoted, any day that is a Business Day.

         2. Payments of Principal of and Interest On Note. Company shall pay the principal hereof in twelve equal monthly installments, and shall pay all accrued interest on the outstanding principal balance, commencing on June 1, 2003 and thereafter on the first business day of each month thereafter until the Note is paid in full.

         3. Prepayment. Purchaser may prepay all outstanding principal, together with all accrued interest and other amounts due under this Note so long as Company gives Purchaser at least 30 days irrevocable written notice in advance of such prepayment (the "Prepayment Notice").

         4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that:

         (a) This Note, when issued, sold and delivered for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

         (b) The offer and sale of this Note solely to Holder is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and the securities registration and qualification requirements of the currently effective provisions of the securities laws of all applicable states.

         5. Events of Default. An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

         (a) the Company defaults in the payment of any interest on the Note when the same becomes due and payable and the default continues for a period of 30 days; or

         (b) the Company defaults in the payment of any principal or premium, if any, on the Note when the same becomes due and payable, whether at maturity or otherwise; or

         (c) the Company breaches in any material respect any representation or warranty contained in this Note or the any of the Operative Agreements, or fails to observe or perform any other covenant or agreement contained in this Note or the Operative Agreements required to be performed by any of them, and such breach is not cured or such failure continues for a period of 60 days after the receipt of written notice by the Company from at least 25% in aggregate principal amount of the then outstanding Note stating that such notice is a "Notice of Default"; or


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         (d) a default under any credit agreement, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Material Subsidiary (or the payment of which is Guaranteed by the Company or any of the Company's Material Subsidiaries), whether such Indebtedness or Guarantee exists on the date of this Agreement or is created hereafter, which default (i) is caused by a failure to pay when due any principal of or interest on such Indebtedness within the grace period, if any, provided for in such Indebtedness (which failure continues beyond any applicable grace period) (a "Payment Default") or (ii) results in the acceleration of such Indebtedness prior to its express maturity (without such acceleration being rescinded or annulled) and, in each case, the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness under which there is a Payment Default or the maturity of which has been so accelerated, aggregates $15,000,000 or more and after written receipt by the Company from the Holder of the Note stating that such notice is a "Notice of Default"; or

         (e) a final, non-appealable judgment or final non-appealable judgments (other than any judgment as to which a reputable insurance company has accepted full liability) for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any Material Subsidiary and remain unstayed, unbonded or undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $5,000,000; or

         (f) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case or proceeding; or
(ii) consents to the entry of an order for relief against such company or any Material Subsidiary in an involuntary case or proceeding; or (iii) consents to the appointment of a Custodian of such company or any Material Subsidiary or for all or any substantial part of its property; or (iv) makes a general assignment for the benefit of its creditors; or (v) take corporate or similar action to effect any of the foregoing; or

         (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding; or (ii) appoints a Custodian of such company or any Material Subsidiary or for all or any substantial part of the property of such company or any Material Subsidiary; or (iii) orders the liquidation of such company or any Material Subsidiary; and in each case referred to in this subsection (g) the order or decree remains unstayed and in effect for 60 days.

         6. Rights of Holder upon Default.

         (a) If an Event of Default with respect to the Company described in
Section 5(f) or (g) has occurred (other than an Event of Default described in clause (i) of Section 5(f) or described in clause (v) of Section 5(f) by virtue of the fact that such clause encompasses clause (i) of Section 5(f)), the Note then outstanding shall automatically become immediately due and payable. If any other Event of Default has occurred and is continuing, the holder of the Note at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare the Note then outstanding to be immediately due and payable.

         (b) Notwithstanding the foregoing, if any Event of Default described in
Section 5(d) has occurred and is continuing and the Payment Default giving rise to such Event of Default is cured or the acceleration giving rise to such Event of Default is annulled or rescinded within 30 days after receipt of written notice of such Event of Default by the Company from the holder of the Note stating that such notice is a "Notice of Default," then such Event of Default and any declaration under Section 6 (a) above shall be deemed automatically annulled and rescinded. Upon the Note becoming due and payable under Section 6, whether automatically or by declaration, the Note will forthwith mature and the entire unpaid principal amount of the Note, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

         (c) If any Default or Event of Default has occurred and is continuing, and irrespective of whether the Note have become or have been declared immediately due and payable under Section 6, the holder of the Note at the time outstanding may proceed to protect and enforce the rights of the holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in the Note or the Operative Agreements, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         7. Representations and Warranties of Purchaser. By its acceptance of this Note, Holder makes the following representations and warranties:



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         (a) The Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Note. The Holder is acquiring this Note for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (b) The Holder understands that this Note has not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder's investment intent as expressed herein.

         (c) The Holder further understands that this Note must be held indefinitely unless subsequently registered under the Act and qualified under any applicable state securities laws, or unless exemptions from registration and qualification are otherwise available. The Holder is aware of the provisions of Rule 144, promulgated under the Act.

         (d) The Holder is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

         8. Successors and Assigns. Subject to the restrictions on transfer described in Sections 9 and 10 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

         9. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

         10. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with, if requested by the Company, a written opinion of Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 11 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Act, unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

         11. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder except in connection with an assignment in whole to a successor corporation to Company in connection with a reincorporation of Company in another state of the United States.

         12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Operative Documents or on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

         13. Payment. Payment shall be made in lawful tender of the United
States.

         14. Default Rate; Usury. During any period in which an Event of Default has occurred and is continuing, Company shall pay interest on the unpaid principal balance hereof at a rate per annum equal to the rate otherwise applicable hereunder plus four percent (4%). In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.


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         15. Expenses; Waivers. If action is instituted to collect this Note,
Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action. Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

         16. No Impairment. The Company will not, by amendment of its Articles and/or Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times and in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder under this Note against wrongful impairment.

         17. Severablity. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

         18. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflicts of law provisions of the State of Florida, or of any other state.

         IN WITNESS WHEREOF, Company has caused this Note to be issued as of the date first written above.

                               EASYLINK SERVICES CORPORATION,
                               a Delaware corporation

                               By: s/ Gerald Gorman
                                   -------------------------------------------
                                   Gerald Gorman, Chairman




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